SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 15, 2008, Convergys (the “Company”) and its newly formed, wholly owned subsidiary, Dialog Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intervoice, Inc. (“Intervoice”), pursuant to which Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Intervoice at a price per share equal to $8.25 plus (the “Offer Price”). Following the consummation of the Offer, Merger Sub will merge with and into Intervoice (the “Merger”), and all shares of Intervoice common stock not acquired in the Offer will be converted into the right to receive the Offer Price (other than shares held by holders who have properly exercised their dissenters’ rights under Texas Law). The Merger Agreement includes customary representations, warranties and covenants by the parties.

The Company agreed that Merger Sub would commence the Offer no later than August 1, 2008, and the Offer will remain open until at least August 29, 2008. The obligation to accept for payment and pay for shares of Intervoice common stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of at least two-thirds of the total number of outstanding shares of common stock of Intervoice, on a fully diluted basis, (2) the absence of injunctions prohibiting the Offer or the Merger, (3) the receipt of any consent or approval necessary to complete the Offer or the Merger, (4) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (5) accuracy of representations of Intervoice, (6) compliance with covenants of Intervoice, and (7) the absence of a material adverse effect on Intervoice.

In the Merger Agreement, Intervoice granted to the Company and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per share price equal to the Offer Price, a number of shares of Intervoice common stock that, when added to the number of shares of Intervoice common stock owned by the Company and Merger Sub immediately following consummation of the Offer, equals one share more than 90% of the shares of Intervoice common stock then outstanding on a fully diluted basis.

Concurrently with the execution of the Merger Agreement, the Company, Merger Sub and each of David W. Brandenburg and Robert E. Ritchey (each a “Shareholder” and collectively, the “Shareholders”), who, collectively, beneficially own approximately 6.5% of the outstanding shares (the “Shareholders Shares”), have entered into Tender and Voting Agreements, dated as of July 15, 2008 (the “Tender and Voting Agreements”), pursuant to which each Shareholder has agreed, among other things, (i) to tender in the Offer the Shareholders Shares now owned or which may hereafter be acquired by such Shareholder and (ii) to appoint the Company and Merger Sub, or any nominee of the Company and Merger Sub, as his proxy to vote the Shareholders Shares in connection with the Merger Agreement and with respect to certain questions put to the shareholders of the Company, in each case, in accordance with the terms and conditions of the Tender and Voting Agreements.

The foregoing description of the Merger Agreement and Tender and Voting Agreements are qualified in their entirety by reference to the full text of the Merger Agreement and the form Tender and Voting Agreement, respectively, which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this report and are incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Intervoice. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Intervoice to the Company and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Intervoice, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Intervoice.

The Company and Intervoice issued a joint press release on July 16, 2008 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 15, 2008, among Convergys Corporation, Dialog Merger Sub, Inc. and Intervoice, Inc.*

10.1	Form of Tender and Voting Agreement, dated as of July 15, 2008, among Convergys Corporation, Dialog Merger Sub, Inc., Intervoice, Inc. and each of David W. Brandenburg, Robert E. Ritchey, and Michael J. Willner.

99.1	Joint press release, dated July 16, 2008, of Convergys Corporation and Intervoice, Inc. regarding execution of the Agreement and Plan of Merger.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: July 16, 2008

Important Information

This filing is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Intervoice common stock described in this filing has not commenced. At the time the expected tender offer is commenced, the Company or a wholly owned subsidiary of the Company will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and Intervoice will file a solicitation/recommendation statement with respect to the tender offer. Investors and Intervoice stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all stockholders of Intervoice at no expense to them. These documents will also be available at no charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Offer and the Merger. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 15, 2008, among Convergys Corporation, Dialog Merger Sub, Inc. and Intervoice, Inc.*

10.1	Form of Tender and Voting Agreements, dated as of July 15, 2008, among Convergys Corporation, Dialog Merger Sub, Inc., Intervoice, Inc. and each of David W. Brandenburg, Robert E. Ritchey, and Michael J. Willner.

99.1	Joint press release, dated July 16, 2008, of Convergys Corporation and Intervoice, Inc. regarding execution of the Agreement and Plan of Merger.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.